UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

Item 7.01. Regulation FD Disclosure

On April 26, 2007, Century Aluminum Company (the “Company”) issued an earnings release announcing its results of operations for the quarter ended March 31, 2007. A copy of the Company’s earnings release is attached as Exhibit 99.1.

The Company will hold a follow-up conference call on Thursday, April 26, 2007, at 5:30 p.m. Eastern Time. A live broadcast of the earnings call will be available via an audio webcast accessible by visiting the Investors page of the Company’s website, located at www.centuryaluminum.com. Anyone interested in listening to the live broadcast should plan to begin the registration process for the webcast at least 10 minutes before the live call is scheduled to begin. A replay of the webcast will be archived and available for replay approximately two hours following the live call.

The information in this Form 8-K and exhibit 99.1 attached hereto may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about the Company’s risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being furnished with this report pursuant to Items 2.02 and 7.01:

Exhibit Number	Description
99.1	Press Release, dated April 26, 2007, announcing the Company’s results of operations for the quarter ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 26, 2007	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen Title: Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit Number	Description
99.1	Press Release, dated April 26, 2007

Exhibit 99.1

Century Reports First-Quarter 2007 Earnings
MONTEREY, CA. April 26, 2007 -- Century Aluminum Company (NASDAQ:CENX) today reported net income of $64.2 million ($1.98 per basic share and $1.87 per diluted share) for the first quarter of 2007. The difference between basic and diluted EPS was primarily related to the impact of the higher stock price on the assumed conversion of convertible notes in the dilution calculation. The mark-to-market adjustment on forward contracts that do not qualify for cash flow hedge accounting was not material for the quarter, due to the relative stability of the forward market.

In the first quarter of 2006, the company reported a net loss of $141.6 million ($4.39 per basic and diluted share). Reported first-quarter 2006 results were negatively impacted by an after-tax charge of $183.5 million ($5.69 per basic and diluted share) for mark-to-market adjustments on forward contracts that did not qualify for cash flow hedge accounting.

First-quarter 2007 highlights included:
•	Revenues of $448 million and operating cash flow of $98 million were at record levels.
•
Primary aluminum shipments of 184,622 tonnes increased 18 percent from the first quarter of 2006, reflecting the fourth-quarter, 2006 completion of the expansion of the Nordural facility in Grundartangi, Iceland to 220,000 tonnes.

•	The continuing expansion of the Grundartangi plant to 260,000 tonnes remains on budget and on schedule for a fourth-quarter 2007 completion.

Sales for the first quarter of 2007 were $447.7 million, an increase of 29 percent compared with $346.9 million for the first quarter of 2006. Shipments of primary aluminum for the 2007 first quarter were 184,622 metric tonnes, compared with 156,951 metric tonnes shipped in the year-ago quarter.

“Century delivered a strong first quarter, setting new records in shipments, revenues and operating cash flow” said president and chief executive officer Logan W. Kruger. “Markets remained robust, and we are now benefiting from the capacity expansion in Iceland that was completed, on time and on budget, late last year. Our current expansion at the Grundartangi, Iceland facility, which will take annual production capacity from 220,000 tonnes to 260,000 tonnes, is proceeding well. Finally, we continued to make progress with the development of our proposed greenfield smelter project near Helguvik, Iceland.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

- ### -

Century Aluminum’s quarterly conference call is scheduled for 5:30 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(Unaudited)
	March 31,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$168,124	$96,365
Restricted cash	2,011	2,011
Accounts receivable — net	112,924	113,371
Due from affiliates	22,468	37,542
Inventories	163,843	145,410
Prepaid and other current assets	19,573	19,830
Deferred taxes — current portion	95,567	103,110
Total current assets	584,510	517,639
Property, plant and equipment — net	1,230,084	1,218,777
Intangible asset — net	58,097	61,594
Goodwill	94,844	94,844
Other assets	280,411	292,380
TOTAL	$2,247,946	$2,185,234
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$84,471	$64,849
Due to affiliates	279,318	282,282
Accrued and other current liabilities	55,549	75,143
Long term debt — current portion	14,611	30,105
Accrued employee benefits costs — current portion	11,083	11,083
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	627,847	646,277
Senior unsecured notes payable	250,000	250,000
Nordural debt	325,176	309,331
Accrued pension benefits costs — less current portion	19,912	19,239
Accrued postretirement benefits costs — less current portion	210,885	206,415
Due to affiliates - less current portion	502,669	554,864
Other liabilities	42,974	27,811
Deferred taxes	47,461	41,587
Total noncurrent liabilities	1,399,077	1,409,247

SHAREHOLDERS’ EQUITY:
Common stock (one cent par value, 100,000,000 shares authorized; 32,580,662 and 32,457,670 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively)	326	325
Additional paid-in capital	437,375	432,270
Accumulated other comprehensive loss	(136,715)	(166,572)
Accumulated deficit	(79,964)	(136,313)
Total shareholders’ equity	221,022	129,710
TOTAL	$2,247,946	$2,185,234

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)
	Three months ended March 31,
	2007	2006
NET SALES:
Third-party customers	$380,853	$298,473
Related parties	66,804	48,473
	447,657	346,946
Cost of goods sold	337,005	270,478
Gross profit	110,652	76,468
Selling, general and administrative expenses	12,967	12,119
Operating income	97,685	64,349
Interest expense -Net	(9,030)	(6,555)
Net gain (loss) on forward contracts	390	(286,760)
Other expense - Net	(156)	(161)
Income (loss) before income taxes and equity in earnings of joint ventures	88,889	(229,127)
Income tax benefit (expense)	(28,087)	84,356
Income (loss) before equity in earnings of joint ventures	60,802	(144,771)
Equity in earnings of joint ventures	3,447	3,200
Net income (loss)	$64,249	$(141,571)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$1.98	$(4.39)
Diluted	$1.87	$(4.39)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (000):
Basic	32,508	32,263
Diluted	34,426	32,263

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$64,249	$(141,571)
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized net loss on forward contracts	(27,399)	286,138
Depreciation and amortization	18,905	14,897
Deferred income taxes	8,087	(84,356)
Pension and other post retirement benefits	5,143	3,503
Stock-based compensation	1,521	2,559
(Gain) loss on disposal of assets	180	--
Excess tax benefits from share-based compensation	(330)	(855)
Changes in operating assets and liabilities:
Accounts receivable - net	447	(15,640)
Due from affiliates	15,074	(3,064)
Inventories	(18,433)	(16,529)
Prepaid and other current assets	(1,217)	(3,398)
Accounts payable - trade	24,429	4,724
Due to affiliates	5,381	(11,206)
Accrued and other current liabilities	(4,611)	(16,325)
Other - net	6,692	(2,838)
Net cash provided by operating activities	98,118	16,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Nordural expansion	(29,175)	(68,769)
Purchase of other property, plant and equipment	(2,438)	(2,632)
Restricted and other cash deposits	2,600	(4,001)
Net cash used in investing activities	(29,013)	(75,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	30,000	59,000
Repayment of long-term debt	(29,649)	(143)
Net repayments under revolving credit facility	--	(2,969)
Excess tax benefits from shared-based compensation	330	855
Issuance of common stock	1,973	2,380
Net cash provided by financing activities	2,654	59,123
NET CHANGE IN CASH AND CASH EQUIVALENTS	71,759	(240)
Cash and cash equivalents, beginning of the period	96,365	17,752
Cash and cash equivalents, the end of the period	$168,124	$17,512

Century Aluminum Company
Selected Operating Data
(Unaudited)
SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	Pounds (000)	$/Pound	Metric Tons	Pounds (000)	Revenue (000)
2007
1st Quarter	131,568	290,057	$1.15	53,054	116,964	$114,383
2006
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

(1)	Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of March 31, 2007
	2007(1) (2)	2008(2)	2009(2)	2010(2)	2011-2015(2)
Base Volume
Pounds (000)	262,134	240,745	231,485	231,485	826,733
Metric Tons	118,902	109,200	105,000	105,000	375,000
Percent of estimated capacity	21%	14%	13%	13%	9%

Potential Additional Volume(2)
Pounds (000)	83,335	220,903	231,485	231,485	826,733
Metric Tons	37,800	100,200	105,000	105,000	375,000
Percent of estimated capacity	6%	12%	13%	13%	9%

(1)	The forward priced sales in 2007 exclude April 2007 shipments to customers that are priced based upon the prior month's market price.
(2)
Certain financial sales contracts included in the forward priced sales base volume for the period 2007 through 2015 contain causes that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contracts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.